UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2025

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 102
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (475) 988-2068
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HSON	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights		The NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Hudson Global, Inc. (“Hudson” or the “Company”) announced that going forward the base salary of Jeffrey Eberwein, Hudson’s Chief Executive Officer, would be paid half in cash and half in equity grants of Hudson’s common stock (or issuance of restricted stock units convertible into shares of the Company’s common stock or restricted shares of the Company’s common stock). The equity grant would be equivalent in value to the amount of cash base salary forgone at the time of grant. The aggregate annual base salary compensation paid will be unchanged.

Mr. Eberwein has also advised the Company that he anticipates purchasing shares of Hudson’s common stock in the open market, or through the implementation of a 10b5-1 trading plan, subject to compliance with the Company’s policies and procedures and securities rules and regulations.

Participants in the Solicitation

Hudson, Star Equity Holdings, Inc., a Delaware corporation (“Star”), and their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies from Hudson’s stockholders with respect to the proposed merger transaction between Hudson and Star under the rules of the Securities and Exchange Commission (“SEC”). Information about the directors and executive officers of Hudson is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 14, 2025, and in subsequent documents filed with the SEC. Information about Star’s directors and officers is available in Star’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025, and in subsequent documents filed with the SEC. Additional information has been made available to you regarding the persons who may be deemed participants in the proxy solicitations and their direct and indirect interests (by security holdings or otherwise) in the Merger in a registration statement on Form S-4 (the “Registration Statement”) which was declared effective by the SEC on July 22, 2025, and the joint proxy statement/prospectus of Star and Hudson contained therein (the “Proxy Statement/Prospectus”), which was disseminated to stockholders beginning on or about July 23, 2025. Instructions on how to obtain free copies of this document and, the Registration Statement and Proxy Statement/Prospectus, are set forth below in the section headed “Additional Information and Where to Find It”.

This Current Report on Form 8-K and any exhibits filed or furnished herewith relate to the proposed merger transaction involving Hudson and Star and may be deemed to be solicitation material in respect of the proposed merger transaction. This Current Report on Form 8-K is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or for any other document that Hudson may file with the SEC and or send to its stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF HUDSON ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HUDSON, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Registration Statement, the Proxy Statement/Prospectus and other documents filed by Hudson with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Hudson with the SEC will also be available free of charge on Hudson’s website at hudsonrpo.com. You may obtain free copies of this document as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Financial Officer

	Dated:	August 18, 2025

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